                                                                  EXHIBIT (8)-2







                                October 9, 1998




Commerce Bank of Alabama
Post Office Box 460
Albertville, Alabama 35950

Ladies and Gentlemen:


         We have acted as special counsel to the Commerce Bank of Alabama, an Alabama corporation ("Commerce"), in connection with certain transactions to be undertaken pursuant to the Third Amended and Restated Reorganization Agreement and Plan of Merger dated as of April 6, 1998 (the "Plan of Merger") by and among Commerce, Warrior Capital Corporation, an Alabama corporation ("Warrior"), The Banc Corporation, a Delaware corporation ("TBC") and The Bank, an Alabama corporation and 99.75% owned subsidiary of TBC (the "Bank"), and in connection with the filing of a Registration Statement on Form S-4 Registration No. 333-58493 (the "Registration Statement") by TBC in connection therewith. Commerce will merge with and into the Bank with the Bank surviving the merger (the "Commerce Merger") pursuant to the Plan of Merger. This opinion is being delivered pursuant to Section 3.2(b) of the Plan of Merger.


         Except as otherwise provided, capitalized terms not defined herein have the meanings set forth in the Registration Statement or in certificates delivered to us by Commerce and TBC (the "Certificates"). All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

         For the purpose of rendering this opinion, we have examined originals, certified copies or copies otherwise identified to our satisfaction as being true copies of the original of the following documents (including all exhibits and schedules attached thereto):

                  (a)      the Plan of Merger;

                  (b) the Management Certificate signed by an authorized officer of TBC and the Bank and attached as Exhibit A;

Commerce Bank of Alabama
October 9, 1998
Page 2



                  (c) the Management Certificate signed by an authorized officer of Commerce and attached as Exhibit B;

                  (d)      the Registration Statement; and

                  (e) such other instruments and documents related to the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate.

         In connection with rendering this opinion, we have assumed (without any independent investigation or review thereof):

                  1. that original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there is (or will be prior to the Closing) due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof;

                  2. the truth and accuracy at all relevant times (including the Effective Time), of all representations, warranties and statements made or agreed to by Commerce, the Bank and TBC, their managements, employees, officers, directors and shareholders in connection with the Commerce Merger, including but not limited to those set forth in the Plan of Merger and the Certificates; that any such representation, warranty or statement made "to the best knowledge of" or otherwise similarly qualified is correct without such qualification; that all covenants contained in such Plan of Merger are performed without waiver or breach of any material provision thereof;

                  3. that no outstanding indebtedness of Commerce, the Bank or TBC has or will represent equity for tax purposes; no outstanding equity of Commerce, the Bank or TBC has represented or will represent indebtedness for tax purposes; no outstanding security, instrument, agreement or arrangement that provides for, contains or represents either a right to acquire Commerce Common Stock or to share in the appreciation thereof constitutes or will constitute "stock" for purposes of Section 368(c) of the Code; and

                  4. that the Commerce Merger will be consummated pursuant to the Plan of Merger and as described in the Registration Statement and will be reported by Commerce and TBC on their respective federal income tax returns in a manner consistent with the opinion set forth below.

Commerce Bank of Alabama
October 9, 1998
Page 3



         Based on our examination of the foregoing items and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that for federal income tax purposes:

                  (i) The Commerce Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and TBC, the Bank and Commerce will each be a party to the reorganization within the meaning of Section 368(b) of the Code;

                  (ii) No gain or loss will be recognized by TBC, Commerce or the Bank as a result of the Commerce Merger;

                  (iii) No gain or loss will be recognized by a Commerce shareholder who receives solely shares of TBC Common Stock in exchange for Commerce Common Stock;

                  (iv) The receipt of cash in lieu of fractional shares of TBC Common Stock will be treated as if the fractional shares were distributed as part of the exchange and then were redeemed by TBC. These payments will be treated as having been received as distributions in full payment in exchange for the stock redeemed as provided in Section 302(a) of the Code, provided the redemption is not essentially equivalent to a dividend;

                  (v) The aggregate tax basis of the shares of TBC Common Stock received by a Commerce shareholder will be equal to the aggregate tax basis of the Commerce Common Stock exchanged therefor, excluding any basis allocable to a fractional share of TBC Common Stock for which cash is received;

                  (vi) The holding period of the shares of TBC Common Stock received by a Commerce shareholder will include the holding period or periods of the Commerce Common Stock exchanged therefor, provided that the Commerce Common Stock is held as a capital asset within the meaning of Section 1221 of the Code at the Effective Time.

         This opinion does not address the various state, local or foreign tax consequences that may result from the Commerce Merger. In addition, no opinion is expressed as to any federal income tax consequence of the Commerce Merger except as specifically set forth herein and this opinion may not be relied upon except with respect to the consequences specifically discussed herein. In particular, we express no opinion regarding, among other things (i) the tax consequences of the Commerce Merger that may be relevant to particular shareholders of Commerce such as dealers in securities, foreign persons, holders of options or warrants, and holders of shares acquired upon exercise of stock options or in other compensatory transactions, (ii) the tax consequences to Commerce shareholders of other transactions effected prior to or after the Commerce Merger

Commerce Bank of Alabama
October 9, 1998
Page 4



(whether or not such transactions are consummated in connection with the Commerce Merger), and (iii) the tax consequences of the Commerce Merger to Commerce, the Bank and TBC under Section 1502 of the Code and the Income Tax Regulations issued thereunder.

         No opinion is expressed as to any transactions other than the Commerce Merger as described in the Plan of Merger or to any other transaction whatsoever including the Commerce Merger if all the transactions described in the Plan of Merger are not consummated in accordance with their terms and without waiver of any material provision thereof. To the extent any of the representations, warranties, statements and assumptions material to our opinion and upon which we have relied are not complete, correct, true and accurate in all material respects at all relevant times, our opinion would be adversely affected and should not be relied upon.

         This opinion only represents our best judgment as to the federal income tax consequences of the Commerce Merger and is not binding on the Internal Revenue Service or the courts. The conclusions are based on the Code, existing judicial decisions, administration regulations and published rulings. No assurance can be given that future legislative, judicial or administrative changes would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, by rendering this opinion we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

         We understand that counsel for TBC, Haskell, Slaughter & Young, L.L.C., has rendered a tax opinion substantially similar to this opinion concerning the federal income tax consequences of the Commerce Merger.

         This opinion has been delivered to you for the purpose of filing with the Registration Statement and may not be distributed or otherwise made available to any other person or entity without our prior written consent. We consent to the use of this form of opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement.

                                            Sincerely,




                                            BALCH & BINGHAM LLP

                                    EXHIBIT A

                             MANAGEMENT CERTIFICATE

                                 October 9, 1998


Balch & Bingham LLP                        Haskell Slaughter & Young, L.L.C.
1901 Sixth Avenue North                    1200 AmSouth /Harbert Plaza
Suite 2600                                      1901 Sixth Avenue North
Birmingham, Alabama  35203                 Birmingham, Alabama 35203

         RE: Commerce Merger pursuant to that certain Third Amended and Restated Reorganization Agreement and Plan of Merger (the "Plan of Merger"), dated as of April 6, 1998, by and among Commerce Bank of Alabama, an Alabama corporation ("Commerce"), Warrior Capital Corporation, an Alabama corporation ("Warrior"), The Banc Corporation, a Delaware corporation ("TBC"), and The Bank, an Alabama corporation (the "Bank")

Ladies and Gentlemen:

         This letter is supplied to you in connection with your rendering of opinions regarding certain federal income tax consequences under the Internal Revenue Code of 1986, as amended (the "Code), of the Commerce Merger pursuant to the terms of the Plan of Merger, as described in more detail in the Plan of Merger. Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Plan of Merger.

                  A. REPRESENTATIONS. After consulting with its counsel and auditors regarding the meaning of and the factual support for the following representations, the undersigned hereby certifies and represents that the following facts are now true and will continue to be true as of the Effective Time of the Commerce Merger and thereafter where relevant:

                           1.       The Commerce Merger will be consummated in
compliance with the material terms of the Plan of Merger and none of the material terms and conditions therein have been waived or modified. TBC and the Bank have no plan or intention to waive or modify further any such material term or condition.

                           2.       TBC's principal reasons for participating
in the Commerce Merger are bona fide business reasons.

                           3.       TBC has no plan or intention to reacquire
any of its stock issued in the Commerce Merger, although TBC may employ general stock repurchase programs in the future which would be indiscriminate as to holders of stock from whom repurchased.

                           4.       Prior to the transaction, TBC will own
99.75% of the issued and outstanding stock of the Bank.

                           5.       No stock of the Bank will be issued in the
transaction.

                           6.       Following the Commerce Merger, the Bank
will continue the historic business of Commerce or use a significant portion of Commerce's historic business assets in a business.

                           7.       Following the Commerce Merger, the Bank will
not issue additional shares of stock that would result in TBC losing control of the Bank within the meaning of ss. 368(c) of the Code.

                           8.       TBC has no plan or intention to liquidate
the Bank; to merge the Bank with
and into another corporation; to sell or otherwise dispose of the stock of the Bank, except for transfers of stock to corporations controlled by TBC; or to cause the Bank to sell or otherwise dispose of any of the assets of Commerce which were acquired in the merger, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by TBC.

                           9.       The payment of cash in the Commerce Merger
in lieu of fractional shares of Commerce Common Stock is solely for the purpose of avoiding the expense and inconvenience to TBC of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Commerce Merger to Commerce shareholders in lieu of fractional shares of TBC Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the Commerce Merger to Commerce shareholders in exchange for their shares of Commerce Common Stock. The TBC fractional share interests to which each Commerce shareholder may be entitled in the Commerce Merger will be aggregated and no Commerce shareholder will receive cash in an amount equal to or greater than the value of one full share of TBC Common Stock, except for any cases in which a Commerce shareholder holds beneficial interests in shares of Commerce through more than one account and such multiple accounts cannot be aggregated either because the beneficial interest cannot be identified or it would be improper to do so.

                           10.      With respect to both TBC and the Bank, and
at the Effective Time, not more than twenty-five percent (25%) of the fair market value of its adjusted total assets consists of stock and securities of any one issuer, and not more than fifty percent (50%) of the fair market value of its adjusted total assets consists of stock and securities of five or fewer issuers. For purposes of the preceding sentence, (a) a corporation's adjusted total assets exclude cash, cash items (including accounts receivable and cash equivalents), and United States government securities, (b) a corporation's adjusted total assets exclude stock and securities issued by any subsidiary at least fifty percent (50%) of the voting power or fifty percent (50%) of the total fair market value of the stock of which is owned by the corporation, but the corporation is treated as owning directly a ratable share (based on the percentage of the fair market value of the subsidiary's stock owned by the corporation) of the assets owned by any such subsidiary, and (c) all corporations that are members of the same "controlled group" within the meaning of section 1563(a) of the Code are treated as a single issuer.

                           11.      Except with respect to (i) payments of cash
to Commerce shareholders in lieu of fractional shares of TBC Common Stock, and
(ii) payments of cash to Commerce shareholders perfecting dissenters' rights, one hundred percent (100%) of the Commerce Common Stock outstanding immediately prior to the Commerce Merger will be exchanged solely for TBC Common Stock. Thus, except as set forth in the preceding sentence, Commerce intends that no consideration be paid or received (directly or indirectly, actually or constructively) for Commerce Common Stock other than TBC Common Stock.

                           12.      There is no intercorporate indebtedness
existing between TBC and Commerce or between Commerce and the Bank that was issued, acquired or will be settled at a discount.

                           13.      None of the compensation payments received
by any shareholder of Commerce will be separate consideration for, or attributable to, any of their shares of Commerce Common Stock; none of the shares of TBC Common Stock received by any shareholder of Commerce will be separate consideration for, or attributable to, any employment agreement, consulting agreement, any covenants not to compete or otherwise for the performance of services; and the compensation paid to any shareholder of Commerce will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

                           14.      Commerce, the Bank, TBC and the shareholders
of Commerce will pay their respective expenses, if any, incurred in connection with the Commerce Merger.

                  B. RELIANCE BY YOU IN RENDERING OPINIONS; LIMITATIONS ON YOUR OPINIONS.

                           1.       The undersigned recognizes that (i) your
opinions will be based on, among other things, the representations and statements set forth herein, in the Plan of Merger and in the documents related thereto, and (ii) your opinions will be subject to certain limitations, qualifications and assumptions including that the opinions may not be relied upon if any such representations or statements are not accurate in all material respects.

                           2. The undersigned recognizes that your opinions will
not address any tax consequences of the Commerce Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                                     Very truly yours,

                                     THE BANC CORPORATION
                                     a Delaware corporation

                                     By:
                                     Name:
                                     Title:

                                     THE BANK
                                     an Alabama corporation

                                     By:
                                     Name:
                                     Title:

                                                                       EXHIBIT B

                             MANAGEMENT CERTIFICATE


                                 October 9, 1998



Balch & Bingham LLP                     Haskell Slaughter & Young, L.L.C.
1901 Sixth Avenue North                 1200 AmSouth /Harbert Plaza
Suite 2600                                   1901 Sixth Avenue North
Birmingham, Alabama  35203              Birmingham, Alabama 35203

         RE: Commerce Merger pursuant to that certain Third Amended and Restated Reorganization Agreement and Plan of Merger (the "Plan of Merger"), dated as of April 6, 1998, by and among Commerce Bank of Alabama, an Alabama corporation ("Commerce"), Warrior Capital Corporation, an Alabama corporation ("Warrior"), The Banc Corporation, a Delaware corporation ("TBC"), and The Bank, an Alabama corporation (the "Bank")

Ladies and Gentlemen:

                  This letter is supplied to you in connection with your rendering of opinions regarding certain federal income tax consequences under the Internal Revenue Code of 1986, as amended (the "Code), of the Commerce Merger pursuant to the terms of the Plan of Merger, as described in more detail in the Plan of Merger. Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Plan of Merger.

                  A. REPRESENTATIONS. After consulting with its counsel and auditors regarding the meaning of and the factual support for the following representations, the undersigned hereby certifies and represents that the following facts are now true and will continue to be true as of the Effective Time of the Commerce Merger and thereafter where relevant:

                           1.       The Commerce Merger will be consummated
in compliance with the material terms of the Plan of Merger and none of the material terms and conditions therein have been waived or modified. Commerce has no plan or intention to waive or modify further any such material term or condition.

                           2.       Commerce 's principal reasons for
participating in the Commerce Merger are bona fide business reasons.

                           3.       Other than shares of Commerce Common Stock
or options to acquire such stock issued as compensation to present or former service providers (including, without limitation, employees and directors) of Commerce in the ordinary course of business, if any, no issuances of Commerce Common Stock or rights to acquire such stock have occurred or will occur during the period beginning with the commencement of negotiations (whether formal or informal) between Commerce and TBC regarding the Commerce Merger and ending on the Effective Time of the Commerce Merger (the "Pre-Merger Period") other than pursuant to options, warrants or agreements outstanding prior to the Pre-Merger Period.

                           4.       At the Effective Time of the Commerce
Merger, the fair market value of the TBC Common Stock and other consideration received by each Commerce shareholder will be approximately equal to the aggregate fair market value of the Commerce Common Stock surrendered by each such Commerce shareholder.

                           5.       The total fair market value of all
consideration other than TBC Common Stock received by Commerce shareholders in exchange for their Commerce Common Stock in the Commerce Merger (including, without limitation, cash paid to Commerce dissenting shareholders, if any, but excluding cash paid in lieu of fractional shares of TBC Common Stock), will be less than ten percent (10%) of the aggregate fair market value of Commerce Common Stock outstanding immediately prior to the Commerce Merger.

                           6.       To the best knowledge of Commerce, there is
no plan or intention by the shareholders of Commerce to sell, exchange or otherwise dispose of a number of shares of TBC Common Stock received in the Commerce Merger that would reduce the Commerce shareholders' ownership of TBC Common Stock to a number of shares having a value, as of the Effective Time of the Commerce Merger, of less than fifty percent (50%) of the value of all of the formerly outstanding Commerce Common Stock as of the Effective Time. For purposes of this representation, shares of Commerce Common Stock (or portion thereof) (i) with respect to which a shareholder receives cash in lieu of fractional shares of TBC Common Stock or pursuant to the exercise of dissenters' rights and/or (ii) with respect to which a sale occurs during the Pre-Merger Period, shall be considered shares of outstanding Commerce Common Stock exchanged for TBC Common Stock in the Merger and then disposed of pursuant to a plan.

                           7.       The Bank will acquire at least 90% of the
fair market value of the net assets and at least 70% of the fair market value of the gross assets held by Commerce immediately prior to the transaction. For purposes of this representation, amounts paid by Commerce to dissenting shareholders, amounts paid by Commerce to shareholders who receive cash or other property, Commerce assets used to pay its reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Commerce immediately preceding the transaction, will be included in assets of Commerce held immediately prior to the transaction.

                           8.       The liabilities of Commerce assumed by the
Bank and the liabilities to which the transferred assets of Commerce are subject have been incurred by Commerce in the ordinary course of its business.

                           9.       The fair market value of Commerce's assets
transferred to the Bank will, at the Effective Time, exceed the aggregate liabilities of Commerce assumed by the Bank plus the amount of liabilities, if any, to which such assets are subject.


                           10.      With respect to Commerce, and
at the Effective Time, not more than twenty-five percent (25%) of the fair market value of its adjusted total assets consists of stock and securities of any one issuer, and not more than fifty percent (50%) of the fair market value of its adjusted total assets consists of stock and securities of five or fewer issuers. For purposes of the preceding sentence, (a) a corporation's adjusted total assets exclude cash, cash items (including accounts receivable and cash equivalents), and United States government securities, (b) a corporation's adjusted total assets exclude stock and securities issued by any subsidiary at least fifty percent (50%) of the voting power or fifty percent (50%) of the total fair market value of the stock of which is owned by the corporation, but the corporation is treated as owning directly a ratable share (based on the percentage of the fair market value of the subsidiary's stock owned by the corporation) of the assets owned by any such subsidiary, and (c) all corporations that are members of the same "controlled group" within the meaning of section 1563(a) of the Code are treated as a single issuer.


                           11.      Commerce is not under the jurisdiction of a
court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

                           12.      The payment of cash in lieu of fractional
shares of TBC Common Stock is solely for the purpose of avoiding the expense and inconvenience to TBC of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Commerce Merger to Commerce shareholders in lieu of fractional shares of TBC Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the Commerce Merger to Commerce shareholders in exchange for their shares of Commerce Common Stock. The TBC fractional share interests to which each Commerce shareholder may be entitled in the Commerce Merger will be aggregated, and no Commerce shareholder will receive cash in an amount equal to or greater than the value of one full share of TBC Common Stock, except for any cases in which a Commerce shareholder holds beneficial interests in shares of Commerce through more than one account and such multiple accounts cannot be aggregated either because the beneficial interest cannot be identified or it would be improper to do so.

                           13.      Except with respect to (i) payments of cash
to Commerce shareholders in lieu
of fractional shares of TBC Common Stock, and (ii) payments of cash to Commerce shareholders perfecting dissenters' rights, one hundred percent (100%) of the Commerce Common Stock outstanding immediately prior to the Commerce Merger will be exchanged solely for TBC Common Stock. Thus, except as set forth in the preceding sentence, Commerce intends that no consideration be paid or received (directly or indirectly, actually or constructively) for Commerce Common Stock other than TBC Common Stock.

                           14.      There is no intercorporate indebtedness
existing between TBC and Commerce or between Commerce and The Bank that was issued, acquired or will be settled at a discount.

                           15.      None of the compensation payments received
by any shareholder of Commerce will be separate consideration for, or attributable to, any of their shares of Commerce Common Stock; none of the shares of TBC Common Stock received by any shareholder of Commerce will be separate consideration for, or attributable to, any employment agreement, consulting agreement, any covenants not to compete or otherwise for the performance of services; and the compensation paid to any shareholder of Commerce will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

                           16.      Commerce, the Bank, TBC and the shareholders
of Commerce will pay their respective expenses, if any, in connection with the Commerce Merger.

                  B. RELIANCE BY YOU IN RENDERING OPINIONS; LIMITATIONS ON YOUR OPINIONS.

                           1.       The undersigned recognizes that (i) your
opinions will be based on the representations and statements set forth herein, in the Plan of Merger and in the documents related thereto and (ii) your opinions will be subject to certain limitations and qualifications and assumptions, including that the opinions may not be relied upon if any such representations or statements are not accurate in all material respects.

                           2.       The undersigned recognizes that your
opinions will not address any tax consequences of the Commerce Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                                     Very truly yours,

                                     COMMERCE BANK OF ALABAMA
                                     an Alabama corporation


                                     By:
                                     Name:
                                     Title: